UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

ECOLAB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecolab Inc.

1 Ecolab Place

St. Paul, MN  55102

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020.

On April 17, 2020, Ecolab Inc. (the “Company”) issued the following press release related to a change to the format of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held on Thursday, May 7, 2020. As described below, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting Format supplements the 2020 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2020 Annual Meeting.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

News Release

Ecolab Inc.

1 Ecolab Place,

St. Paul, Minnesota  55102

ECOLAB PROVIDES ADDITIONAL INFORMATION REGARDING ITS

2020 ANNUAL MEETING OF STOCKHOLDERS DUE TO CORONAVIRUS PRECAUTIONS

ST. PAUL, Minn. – April 17, 2020 – Ecolab today announced that due to public health precautions limiting in-person gatherings during the coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders and associates, the format of the 2020 Annual Meeting of Stockholders has been changed to a virtual-only meeting, instead of an in-person meeting. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 9:30 a.m., Central Time. Stockholders will not be able to attend the Annual Meeting in person.

The possibility of this change was referenced in our 2020 Notice of Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020 and subsequently mailed or made available to Ecolab’s stockholders in connection with the solicitation of proxies by Ecolab’s Board of Directors for use at the 2020 Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 9, 2020, the record date, are entitled to participate in and vote at the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ECL2020, a stockholder must enter the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability previously mailed or made available to stockholders. Online access to the audio webcast will open 15 minutes prior to the start of the 2020 Annual Meeting. The meeting’s virtual attendance format will provide stockholders the ability to participate and ask questions during the meeting.

Stockholders may vote in advance of the Annual Meeting at www.proxyvote.com and may vote during the Annual Meeting by following the instructions available on the meeting website. Whether or not they plan to attend the Annual Meeting, we urge all stockholders to vote in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote your shares in connection with the Annual Meeting.

About Ecolab

A trusted partner at nearly three million commercial customer locations, Ecolab (ECL) is the global leader in driving business performance while protecting people and vital resources. With annual sales of $15 billion and 50,000 associates, Ecolab delivers comprehensive solutions, data-driven insights and on-site service to advance food safety, protect public health, optimize water and energy use, and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. www.ecolab.com.

Follow us on Twitter @ecolab, Facebook at facebook.com/ecolab, LinkedIn at Ecolab or Instagram at Ecolab Inc.

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Investor Contacts:

Michael Monahan

651.250.2809

Andrew Hedberg

651.250.2185

April 17, 2020

(ECL-C)